CHANGE IN CONTROL AGREEMENT
     THIS CHANGE IN CONTROL AGREEMENT (this “Agreement”), effective as of                        , 20___(the “Effective Date”) is made by and between Rowan Companies, Inc., a Delaware corporation (the “Company”), and [Name] (the “Executive”).
     WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel;
     WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;
     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company’s management, including the Executive, to their assigned duties without the distraction of potentially disturbing circumstances arising from the possibility of a Change in Control; and
     WHEREAS, the Company wishes to enter into this Agreement to protect the Executive’s reasonable expectations regarding compensation and duties if a Change in Control of the Company occurs, thereby encouraging the Executive to remain in the employ of the Company notwithstanding the possibility of a Change in Control;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
     1. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2009; provided, however, that commencing on January 1, 2009 and each January 1 thereafter (an “Extension Date”), the Term shall automatically be extended for one additional year (i.e., resulting in a two-year Term on the Extension Date) unless, not later than September 30 of the year immediately preceding the Extension Date, the Company or the Executive shall have given written notice to the other party hereto not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than three years following the event which constitutes a Change in Control.
     2. Company’s General Obligations. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive’s covenants set forth in Section 4.4, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 7.1, no Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 4.1, there shall be deemed to have been) a termination of the Executive’s employment with the Company following a Change in Control and during the Term.

     3. Compensation Other Than Severance Payments.
          3.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive’s duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive’s salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of the Company’s written plans as in effect during such period, until the Executive’s employment is terminated by the Company for Disability.
          3.2 Following a Change in Control and during the Term, in the event of the Executive’s death, the Company shall pay to the Executive’s estate, the Executive’s salary, together with all compensation and benefits payable to the Executive under the terms of the Company’s written plans as in effect immediately prior to the date of death, through the date the Executive’s employment is terminated by death.
          3.3 If the Executive’s employment shall be terminated for any reason other than Disability or death following a Change in Control and during the Term, the Company shall pay the Executive’s salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company’s written plans as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.
          3.4 If the Executive’s employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive’s normal post-termination compensation and benefits as such payments become due in accordance with the Company’s written plans as in effect immediately prior to the Date of Termination.
     4. Severance Payments.
          4.1 If the Executive’s employment is terminated following a Change in Control and during the Term either (i) by the Company without Cause or (ii) by the Executive with Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, set forth in this Section 4.1 (“Severance Payments”) in addition to any payments and benefits to which the Executive is entitled under Section 3. Solely for purposes of determining whether termination occurred following a Change in Control pursuant to this Agreement (and without any implication that a Change in Control has in fact occurred), the Executive’s employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive’s employment is terminated by the Company without Cause within six months prior to a Change in Control and such termination was at the request, direction or suggestion, directly or indirectly, of a Person who has entered into an agreement or with whom the Company contemplates will enter into an agreement with the Company the consummation of which would constitute a Change in

Control or (ii) the Executive terminates his employment for Good Reason within six months prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request, direction or suggestion, directly or indirectly, of such Person described in clause (i).
          (A) In lieu of any further salary and bonus payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, on or before the 14th day following the Executive’s Date of Termination, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to:
          (I)                      times1 the sum of (a) the Executive’s Base Salary and (b) the greater of (1) the Executive’s average short-term incentive bonuses awarded to the Executive in respect of the three prior calendar years or (2) the Executive’s target short-term incentive bonus under the Company’s Bonus Plan for the calendar year in which the Date of Termination occurs, plus
          (II) an amount equal to the sum of (a) with respect to the non-discretionary portion of the Executive’s short-term incentive bonus opportunity for the calendar year of Executive’s Date of Termination under the Company’s Bonus Plan, the amount that would be payable assuming the applicable performance period ended as of the month-end immediately preceding the Date of Termination and based on the attainment of such measures as of such month-end, and multiplied by a fraction the numerator of which is the number of days from January 1 to the Executive’s Date of Termination and the denominator on which is 365, and (b) with respect to the discretionary portion of the bonus opportunity, the amount equal to the Executive’s target short-term incentive bonus, pro-rated as set forth immediately above, plus
          (III) an amount equal to any forfeited account balance or accrued benefit under the tax-qualified plans maintained by the Company, with the amount of any forfeited defined benefit plan benefit determined using the actuarial factors then used under such plan for conversion of a benefit to a lump sum, plus
          (IV) any accrued but unused vacation and sick pay as of the Executive’s Date of Termination.
          (B) For the 36-month period2 immediately following the Date of Termination, the Company shall provide the Executive, and his covered dependents as of his Date of Termination, Medical Coverage substantially similar to that provided to the Executive and such covered dependents immediately prior to the Date of Termination, at no greater cost to the Executive than the cost to the Executive immediately prior to such date.

[1]	CEO multiple: 2.99. Tier 2 executive multiple: 2. Other recipients multiple: 1.

[2]	CEO: 3 years. Tier 2 executive: 2 years. Other recipients: 1 year.

          (C) The Company shall provide the Executive with outplacement services from a service provider selected by the Committee, in accordance with Company practices as applicable to similarly-situated executives, for a period of one year or, if earlier, until the first acceptance by the Executive of an offer of employment; provided, however, that the aggregate amount of the cost incurred by the Company for such outplacement services shall not exceed $                    , which will be billed directly to the Company.
          4.2 Gross-Up Payment.
          (A) Whether or not the Executive becomes entitled to the Severance Payments, if any payments or benefits received or to be received by the Executive whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, or with any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the “Total Payments”) are subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.
          (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” (within the meaning of Code Section 280G(b)(2)) unless, in the opinion of the Company, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Code Section 280G(b)(4)(A), (ii) all “excess parachute payments” within the meaning of Code Section 280G(b)(1) shall be treated as subject to the Excise Tax unless, in the opinion of the Company, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Code Section 280G(b)(4)(B)) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company in accordance with the principles of Code Section 280G(d)(3) and (4). The Company and the Executive agree that the determinations described in this Section 4.2(B) shall take the form of a letter from the Company accompanied by calculations prepared by a national accounting firm selected by the Company (the “Accounting Firm”).
          (C) The Gross-Up Payment (or portion thereof) will be paid to the Executive on the day of the payment of the Total Payments (or portion thereof) that give rise to the Excise Tax; provided, however, that if the amount of such Gross-Up Payment (or portion thereof) cannot be fully determined on or before the date on which payment is due, the Company will pay to the Executive by such date an amount estimated in good faith by the Accounting Firm to be the minimum amount of such Gross-Up Payment (or portion thereof) and will pay the remainder of such Gross-Up Payment (or portion thereof) (together with interest at the rate provided in Code Section 1274(b)(2)(B)) as soon as the amount thereof can be determined, but in no event later than 45 days after complete payment of the Total Payments. Further, in the event that on the day of payment of the Total Payments (or portion thereof) (or the 45-day period following such payments), no Gross-Up Payment (or portion thereof) is determined by the Accounting Firm to be due and it is subsequently determined that a Gross-Up Payment (or portion thereof) is owing to the Executive, such Gross-Up Payment (or portion thereof) will be made by the Company to the Executive at the date that such Gross-Up Payment amount (or portion thereof) is determined by the Accounting Firm to be payable to the Executive.
          (D) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five business days following the later of the date that the amount of such reduction in the Excise Tax is fully determined and the date that such amount is fully refunded to the Executive by the Internal Revenue Service, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment) being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive’s taxable income and wages for purposes of federal, state and local income and employment taxes. In the event that the Excise Tax is determined to exceed the amount originally remitted by the Executive which was taken into account hereunder in calculating the Gross-Up Payment and the Executive is obliged to remit additional Excise Taxes, the Executive shall provide the Company with written notice advising as to the amount of additional Excise Taxes which were so remitted and the date on which they were so remitted. As soon as practicable following receipt of such notice (but not later than the end of the taxable year following the year in which the additional Excise Taxes were remitted by the Executive), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess Excise Taxes). The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          4.3 Legal Fees and Expenses. The Company shall pay to the Executive all reasonable legal fees and expenses in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Code Section 4999 to any payment or benefit provided hereunder. Any such payment shall be due upon delivery of the Executive’s written request for payment accompanied with such evidence of such legal fees and expenses incurred as the Company reasonably may require. Any such payment shall be made on the last business day of the calendar month following the month in which the payment becomes due; provided, however, that any such payment shall be made not later than the close of the Executive’s taxable year following the taxable year in which the legal fee or expense is incurred by the Executive. In no event shall any reimbursement be made to the Executive for reasonable legal fees or expenses incurred pursuant to this Section 4.3 after the later of (i) the fifth anniversary of the date of Executive’s death or (ii) the date that is five years after the date of Executive’s Date of Termination with the Company.
          4.4 Confidential Information and Non-Solicitation.
          (A) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all trade secrets, and information, knowledge or data relating to the Company, its subsidiaries and affiliates and their respective businesses treated as confidential by the Company, which shall have been obtained by the Executive during the Executive’s employment by the Company and which shall not have been or hereafter become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement) (hereinafter being collectively referred to as “Confidential Information”). The Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any Confidential Information to anyone other than the Company and those designated by the Company. Any termination of the Executive’s employment or of this Agreement shall have no effect on the continuing operation of this Section 4.4(A). The Executive agrees to return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company at any time upon request by the Company and upon the termination of his employment hereunder for any reason and upon the expiration of the Term.
          (B) Non-Solicitation. During the Restricted Period, the Executive agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, do any of the following: solicit the employment or services of, or hire, any person who was known to be employed by or was a known consultant to the Company upon the Date of Termination, or within six months prior thereto.
          (C) Additional Matters. The Executive and the Company agree and acknowledge that the Company has a substantial and legitimate interest in protecting the Confidential Information and the Company’s goodwill. The Executive and the Company further agree and acknowledge that the provisions of this Section 4.4 are reasonably necessary to protect the Company’s legitimate business interests and are designed to protect the Confidential Information and the Company’s goodwill. The Executive agrees that the scope of the restrictions as to time, and scope of activity in this Section 4.4 are reasonably necessary for the protection of the Company’s legitimate business interests and are not oppressive or injurious to the public interest. The Executive agrees that, in the event of a breach or threatened breach of any of the provisions of this Section 4.4, the Company shall be entitled to injunctive relief against the Executive’s activities to the extent allowed by law. The Executive further agrees that any breach or threatened breach of any of the provisions of this Section 4.4 would cause irreparable injury to the Company for which it would have no adequate remedy at law. The Company and the Executive agree that the remedies specified in this Section 4.4(C) constitute the Company’s sole remedies for a breach of the provisions of this Section 4.4 by the Executive.
     5. Termination Procedures.
          5.1 Notice of Termination. After a Change in Control and during the Term, any termination of the Executive’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 8 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth the Date of Termination.
          5.2 Date of Termination. “Date of Termination,” with respect to any termination of the Executive’s employment after a Change in Control and during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such 30 day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination which, in the case of a termination for Cause and, in the case of a termination by the Executive, shall not be less than 15 days nor more than 60 days, respectively, from the date such Notice of Termination is given.
     6. No Mitigation. The Company agrees that, if the Executive’s employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Sections 3 or 4 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.
     7. Successors; Binding Agreement.
          7.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement in writing prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive’s employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.
          7.2 This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive’s estate.
     8. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive’s signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:
     To the Company:
Rowan Companies, Inc.
2800 Post Oak Boulevard, Suite 5450
Houston, TX 77056
Attention:
     9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Committee. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by the parties. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Section 4 hereof) shall survive such expiration.
     10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     12. Settlement of Disputes. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing within 30 days after written notice of the claim is provided to the Company in accordance with Section 8 and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within 60 days after notification by the Committee that the Executive’s claim has been denied.
     13. Employment. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any rights to be retained in the employ of the Company.
     14. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
          (A) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
          (B) “Base Amount” shall have the meaning set forth in Code Section 280G(b)(3).
          (C) “Base Salary” shall mean the normal or customary annual salary as regularly paid by the Company including any portion which the Executive has deferred.
          (D) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
          (E) “Board” shall mean the Board of Directors of the Company.
          (F) “Cause” for termination by the Company of the Executive’s employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 5.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, (iii) the material breach of Company policy by the Executive, specifically including the Company’s code of conduct, or (iv) the Executive has been convicted of or pled nolo contendere to a misdemeanor involving moral turpitude or a felony.
          (G) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
          (I) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Affiliate, (iv) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding; or
          (II) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition of Change in Control, any individual becoming a director subsequent to the Effective Date whose election to the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or
          (III) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries (a “Business Combination”) with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in (i) the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company or (ii) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
          (IV) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquirer, or parent of the acquirer, of such assets or (ii) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such sale or disposition were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or disposition; or
          (V) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
          (H) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          (I) “Committee” shall mean the compensation committee of the Board.
          (J) “Company” shall mean Rowan Companies, Inc. and, except in determining under Section 14(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.
          (K) “Confidential Information” shall have the meaning set forth in Section 4.4(A) hereof.
          (L) “Date of Termination” shall have the meaning set forth in Section 5.2 hereof.
          (M) “Disability” shall be deemed the reason for the termination by the Company of the Executive’s employment, if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive’s duties with the Company for a period of six consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within 30 days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties.
          (N) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
          (O) “Excise Tax” shall mean any excise tax imposed under Code Section 4999.

          (P) “Executive” shall mean the individual named in the first paragraph of this Agreement.
          (Q) “Extension Date” shall have the meaning set forth in Section 1 hereof.
          (R) “Good Reason” for termination by the Executive of the Executive’s employment shall mean the occurrence (without the Executive’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clause (ii) of the second sentence of Section 4.1 hereof, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:
               (I) the assignment to the Executive of any duties materially inconsistent with the Executive’s status as a senior executive officer of the Company or a material adverse alteration in the nature or status of the Executive’s responsibilities from those in effect immediately prior to the Change in Control;
               (II) a material reduction by the Company in the Executive’s annual compensation, inclusive of bonuses and equity awards, as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company; or
               (III) the relocation of the Executive’s principal place of employment to a location more than 50 miles from the Executive’s principal place of employment immediately prior to the Change in Control.
     The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. No act or omission shall constitute “Good Reason” for purposes of this Agreement unless the Executive provides to the Company (i) a written notice clearly and fully describing the particular acts or omissions which the Executive reasonably believes in good faith constitute “Good Reason” within 90 days of the first date of such acts or omissions, and (ii) an opportunity for the Company, within 30 days following its receipt of such notice, to cure such acts or omissions. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.
          (S) “Gross-Up Payment” shall have the meaning set forth in Section 4.2 hereof.
          (T) “Medical Coverage” shall mean medical and dental benefits, including the executive medical reimbursement program benefits and reimbursements for annual physical examinations for the Executive and his dependents.

          (U) “Notice of Termination” shall have the meaning set forth in Section 5.1 hereof.
          (V) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
          (W) “Restricted Period” shall mean one year.
          (X) “Section 409A” shall mean Code Section 409A and the rules and regulations issued thereunder by the Department of Treasury and the Internal Revenue Service.
          (Y) “Severance Payments” shall have the meaning set forth in Section 4.1 hereof.
          (Z) “Term” shall mean the period of time described in Section 1 hereof (including any extension, continuation or termination described therein).
          (AA) “Total Payments” shall mean those payments so described in Section 4.2 hereof.
     15. Time of Reimbursements. All reimbursements pursuant to this Agreement shall be made in accordance with Treasury Regulation §1.409A-3(i)(1)(iv) such that the reimbursements will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, the amounts reimbursed under Section 4 during the Executive’s taxable year may not affect the amounts reimbursed in any other taxable year (except that total reimbursements may be limited by a lifetime maximum under a group health plan), the reimbursement of an eligible expense shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred, and the right to reimbursement is not subject to liquidation or exchange for another benefit.
     16. Section 409A. This Agreement is intended to comply with Section 409A and any ambiguous provisions will be construed in a manner that is compliant with or exempt from the application of Section 409A. If a provision of the Agreement would result in the imposition of an applicable tax under Section 409A, such provision may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the rights or benefits of the Executive hereunder.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date above first written.

ROWAN COMPANIES, INC.

By:

Date:

EXECUTIVE:

By:

Address:

Date: